                                                                    EXHIBIT 99.2

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of Sonoco Products Company:

We have reviewed the accompanying condensed consolidated balance sheet of Sonoco Products Company as of March 28, 2004, and the related condensed consolidated statements of income and cash flows for the three-month periods ended March 28, 2004, and March 30, 2003. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We previously audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of December 31, 2003, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended (not present herein), and in our report dated January 28, 2004, except for Note 17 as to which the date is September 30, 2004, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2003, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.

                                                /s/PricewaterhouseCoopers LLP
                                                -----------------------------

                                                PricewaterhouseCoopers LLP

Charlotte, North Carolina
May 4, 2004, except for
Note 11 as to which the date
is September 30, 2004

SONOCO PRODUCTS COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands)

                                                                                   MARCH 28,
                                                                                     2004      DECEMBER 31,
                                                                                  (UNAUDITED)     2003*
                                                                                  -----------  ------------
ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                                    $    80,398  $    84,854
     Trade accounts receivable, net of allowances                                     355,859      320,676
     Other receivables                                                                 35,482       33,066
     Inventories
         Finished and in process                                                      113,186      109,080
         Materials and supplies                                                       158,352      143,116
Prepaid expenses and other                                                             71,921       64,473
                                                                                  -----------  -----------
                                                                                      815,198      755,265
PROPERTY, PLANT AND EQUIPMENT, NET                                                    911,470      923,569
GOODWILL                                                                              382,792      383,954
OTHER ASSETS                                                                          456,029      457,845
                                                                                  -----------  -----------
     Total Assets                                                                 $ 2,565,489  $ 2,520,633
                                                                                  ===========  ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Payable to suppliers                                                         $   262,061  $   239,300
     Accrued expenses and other                                                       209,738      211,342
     Notes payable and current portion of long-term debt                              199,396      201,367
     Taxes on income                                                                   18,588       27,585
                                                                                  -----------  -----------
                                                                                      689,783      679,594
LONG-TERM DEBT                                                                        469,513      473,220
PENSION AND OTHER POSTRETIREMENT BENEFITS                                             143,588      137,494
DEFERRED INCOME TAXES AND OTHER                                                       223,828      216,165
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
     Common stock, no par value
         Authorized 300,000 shares
         97,783 and 97,217 shares outstanding, of which 97,493 and 96,969
              were issued at March 28, 2004 and December 31, 2003, respectively         7,175        7,175
     Capital in excess of stated value                                                348,718      337,136
     Accumulated other comprehensive loss                                            (139,440)    (136,091)
     Retained earnings                                                                822,324      805,940
                                                                                  -----------  -----------
         Total Shareholders' Equity                                                 1,038,777    1,014,160
                                                                                  -----------  -----------
     Total Liabilities and Shareholders' Equity                                   $ 2,565,489  $ 2,520,633
                                                                                  ===========  ===========

* The year-end condensed consolidated balance sheet data was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principals.

      See accompanying Notes to Condensed Consolidated Financial Statements

SONOCO PRODUCTS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars and shares in thousands except per share data)

                                                                     THREE MONTHS ENDED
                                                                    ---------------------
                                                                    MARCH 28,   MARCH 30,
                                                                      2004        2003
                                                                    ---------   ---------
Net sales                                                           $ 695,416   $ 656,480
Cost of sales                                                         573,834     532,565
Selling, general and administrative expenses                           70,495      70,385
Restructuring charges (see Note 4)                                      1,328       1,137
                                                                    ---------   ---------
Income before interest and taxes                                       49,759      52,393
Interest expense                                                        9,923      12,730
Interest income                                                        (1,175)       (447)
                                                                    ---------   ---------
Income before income taxes                                             41,011      40,110
Provision for income taxes                                              5,425      14,440
                                                                    ---------   ---------
Income before equity in earnings of affiliates/minority interest
     in subsidiaries                                                   35,586      25,670
Equity in earnings of affiliates/minority interest in subsidiaries      1,254       1,643
                                                                    ---------   ---------
Income from continuing operations                                      36,840      27,313
Income from discontinued operations, net of income tax                     --       1,685
                                                                    ---------   ---------
Net income                                                          $  36,840   $  28,998
                                                                    =========   =========
Average common shares outstanding:
     Basic                                                             97,608      96,672
     Diluted                                                           98,181      96,958
                                                                    ---------   ---------
Per common share
Net income:
     Basic                                                          $    0.38   $    0.30
     Diluted                                                        $    0.38   $    0.30
Cash dividends - common                                             $    0.21   $    0.21
                                                                    =========   =========

      See accompanying Notes to Condensed Consolidated Financial Statements

SONOCO PRODUCTS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

                                                                 THREE MONTHS ENDED
                                                                ---------------------
                                                                MARCH 28,   MARCH 30,
                                                                  2004        2003
                                                                ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                      $  36,840   $  28,998
Adjustments to reconcile net income to net cash provided
     by operating activities:
         Depreciation, depletion and amortization                  36,970      39,258
         Equity in earnings of affiliates/minority interest
              in subsidiaries                                      (1,254)     (1,643)
         Cash dividends from affiliated companies                     950         300
         Loss (gain) on disposition of assets                          51        (113)
         Deferred taxes                                               (64)      4,355
         Change in assets and liabilities, net of effects from
              acquisitions, dispositions and foreign currency
              adjustments:
                  Receivables                                     (37,629)    (39,671)
                  Inventories                                     (19,798)    (13,801)
                  Prepaid expenses                                 (7,724)     (3,261)
                  Payables and taxes                                6,563      18,586
                  Other assets and liabilities                      8,172       7,647
                                                                ---------   ---------
Net cash provided by operating activities                          23,077      40,655
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment                         (24,908)    (25,425)
Proceeds from the sale of assets                                      991         448
                                                                ---------   ---------
Net cash used in investing activities                             (23,917)    (24,977)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt                                     10,577       6,431
Principal repayment of debt                                       (10,274)     (3,200)
Net increase in commercial paper borrowings                            --       1,500
Net increase in bank overdrafts                                     5,419      11,077
Cash dividends - common                                           (20,457)    (20,256)
Common shares issued                                               10,963       1,049
                                                                ---------   ---------
Net cash used in financing activities                              (3,772)     (3,399)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH                              156           1
                                                                ---------   ---------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS               (4,456)     12,280
Cash and cash equivalents at beginning of period                   84,854      31,405
Cash and cash equivalents at end of period                      $  80,398   $  43,685
                                                                =========   =========

      See accompanying Notes to Condensed Consolidated Financial Statements

                             SONOCO PRODUCTS COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             (Dollars and shares in thousands except per share data)
                                   (unaudited)

NOTE 1:    BASIS OF INTERIM PRESENTATION

           In the opinion of the management of Sonoco Products Company (the "Company"), the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the consolidated financial position, results of operations and cash flows for the interim periods reported herein. Operating results for the three months ended March 28, 2004, are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's annual report for the fiscal year ended December 31, 2003.

           With respect to the unaudited condensed consolidated financial information of the Company for the three month periods ended March 28, 2004 and March 30, 2003 included in this Form 10-Q, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 4, 2004 appearing herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

           Beginning in the second quarter of 2003, the Company reclassified shipping and handling costs related to third-party shipments from net sales to cost of sales on the Condensed Consolidated Statements of Income in all periods presented. The Company's Condensed Consolidated Statement of Income for the first quarter of 2003 has been restated to reflect this reclassification. Because this reclassification increased net sales and cost of sales by the same amount, it did not affect previously reported net income.

           During the fourth quarter of 2003, the Company completed the sale of its High Density Film business to Hilex Poly Co., LLC, Los Angeles, California. Operating results of this business have been presented for the first quarter of 2003 as "Income from discontinued operations, net of income taxes" in the Company's Condensed Consolidated Statements of Income. Items included in the Notes to Condensed Consolidated Financial Statements that relate to the Consolidated Statement of Income for the first quarter of 2003 have been restated to reflect the reclassification of the Company's High Density Film business as discontinued operations.

NOTE 2:    DISCONTINUED OPERATIONS

           The financial statements and accompanying notes for prior periods have been restated to report the revenues and expenses of the components of the Company that were disposed of separately as discontinued operations. Income from discontinued operations, net of income taxes for the first quarter of 2003 represents the results of operations of the Company's High Density Film business, which was sold in December 2003.

                             SONOCO PRODUCTS COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             (Dollars and shares in thousands except per share data)
                                   (unaudited)

           The following table sets forth the operating results for the business unit, which was previously reported in the Company's Consumer Packaging segment:


                                          Three Months Ended
                                            March 30, 2003
                                          ------------------
Net sales                                     $    44,707
                                              ===========

Income before income taxes                    $     2,632
Provision for income taxes                            947
                                              -----------
Income from discontinued operations, net
    of income taxes                           $     1,685
                                              ===========
Income from discontinued operations, net
    of income taxes - per diluted share       $      0.02

           No interest expense or income was allocated to this business unit.

           The Company has no material continuing involvement in the management or operations of the divested business.

NOTE 3:    EARNINGS PER SHARE

           The following table sets forth the computation of basic and diluted earnings per share:

                                              Three Months Ended
                                        ------------------------------
                                        MARCH 28, 2004  MARCH 30, 2003
                                        --------------  --------------
Numerator:
   Income from continuing operations    $       36,840  $       27,313
   Income from discontinued operations,
      net of income taxes                           --           1,685
                                        --------------  --------------
   Net income                           $       36,840  $       28,998
                                        ==============  ==============

Denominator:
   Average common shares outstanding            97,608          96,672
   Dilutive effect of:
      Employee stock options                       365             125
      Contingent employee share awards             208             161
                                        --------------  --------------
   Dilutive shares outstanding                  98,181          96,958
                                        ==============  ==============

Basic earnings per common share:
   Income from continuing operations    $         0.38  $         0.28
   Income from discontinued operations,
      net of income taxes                           --            0.02
                                        --------------  --------------
   Net income                           $         0.38   $        0.30
                                        ==============  ==============

Diluted earnings per common share:
   Income from continuing operations    $         0.38  $         0.28
   Income from discontinued operations,
      net of income taxes                           --            0.02
                                        --------------  --------------
   Net income                           $         0.38  $         0.30
                                        ==============  ==============

                             SONOCO PRODUCTS COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             (Dollars and shares in thousands except per share data)
                                   (unaudited)

           Stock options to purchase approximately 5,378 and 8,657 shares at March 28, 2004 and March 30, 2003, respectively, were not dilutive and, therefore, are not included in the computations of diluted income per common share amounts. No adjustments were made to reported net income in the computations of earnings per share.

NOTE 4:    RESTRUCTURING PROGRAMS

           In August 2003, the Company announced general plans to reduce its overall cost structure by $54,000 pretax by realigning and centralizing a number of staff functions and eliminating excess plant capacity. Pursuant to these plans, the Company has initiated or completed 13 plant closings and has terminated approximately 740 employees. As of March 28, 2004, the Company had incurred cumulative charges, net of adjustments, of approximately $54,426 pretax associated with these activities. Of this amount, $34,636 was related to the Engineered Carriers and Paper segment, $10,239 was related to the Consumer Packaging segment, $333 was attributed to the Packaging Services segment, $2,146 was related to All Other Sonoco, and $7,072 was associated with Corporate. These restructuring charges, net of adjustments, consisted of severance and termination benefits of $41,446, asset impairment charges of $8,604 and other exit costs of $4,376. The Company expects to recognize an additional cost of approximately $9,500 pretax in the future associated with these activities. The Company also expects to announce throughout the remainder of 2004 the closing of an additional five to ten plants in furtherance of these plans. The costs associated with these future plant closings have not yet been determined.

           During the first quarter of 2004, the Company recognized restructuring charges, net of adjustments, of $1,328 ($861 after tax), which are reflected as "Restructuring charges" on the Company's Condensed Consolidated Statements of Income. Of these charges, $877 was attributed to the Engineered Carriers and Paper segment, $101 was related to the Consumer Packaging segment and $350 was associated with All Other Sonoco. These restructuring charges, net of adjustments, consisted of severance and termination benefits of $575, asset impairment charges of $223 and other exit costs of $530.

           During the first quarter of 2003, the Company recognized restructuring charges, net of adjustments, of $1,137 ($728 after tax) related to previously announced restructuring plans that were completed prior to December 31, 2003. These charges were primarily associated with severance costs in Europe in the Engineered Carriers and Paper segment as well as lease termination and restoration costs associated with prior plant closings in the Consumer Packaging segment. Additionally, the Company's High Density Film business, which was divested in December 2003, incurred restructuring charges of approximately $200 ($128 after tax) in the first quarter of 2003.

           The following table sets forth the activity in the restructuring accrual included in "Accrued expenses and other" on the Company's Condensed Consolidated Balance Sheets. Restructuring charges are included in "Restructuring charges" on the Company's Condensed Consolidated Statements of Income. In accordance with the agreement of sale for the High Density Film business, the liability of that business associated with the restructuring has been retained by the Company and is, therefore, included in the table below:

                             SONOCO PRODUCTS COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             (Dollars and shares in thousands except per share data)
                                   (unaudited)

                       SEVERANCE
                          AND                     OTHER
                      TERMINATION     ASSET        EXIT
                        BENEFITS    IMPAIRMENT    COSTS      TOTAL
                      -----------   ----------   --------   -------
Beginning liability
   December 31, 2003  $    14,708   $       --   $  6,386   $21,094
New charges                   759          246        634     1,639
Cash payments              (6,966)          --     (1,730)   (8,696)
Asset impairment               --         (223)        --      (223)
Adjustments                  (184)         (23)      (104)     (311)
                      -----------   ----------   --------   -------
Ending liability
   March 28, 2004     $     8,317   $       --   $  5,186   $13,503
                      ===========   ==========   ========   =======

           During the first quarter of 2004, the Company recognized writeoffs of impaired equipment in the Engineered Carriers and Paper segment in the amount of $223. Other exit costs are primarily associated with lease termination and other miscellaneous plant closing costs.

           The Company expects to pay the remaining restructuring costs, with the exception of ongoing pension subsidies and certain building lease termination expenses, by the end of the first quarter of 2005, using cash generated from operations.

NOTE 5:    COMPREHENSIVE INCOME

           The following table reconciles net income to comprehensive income:

                                               Three Months Ended
                                         ------------------------------
                                         MARCH 28, 2004  MARCH 30, 2003
                                         --------------  --------------
Net income                               $       36,840  $       28,998
Other comprehensive income:
   Foreign currency translation
      adjustments                                (4,224)         14,097
   Other adjustments, net of income tax             875           1,194
                                         --------------  --------------
Comprehensive income                     $       33,491  $       44,289
                                         ==============  ==============

           The following table summarizes the components of accumulated other comprehensive income and the changes in accumulated other comprehensive income, net of tax as applicable, for the quarter ended March 28, 2004:

                        FOREIGN      MINIMUM                ACCUMULATED
                       CURRENCY      PENSION                  OTHER
                      TRANSLATION   LIABILITY              COMPREHENSIVE
                       ADJUSTMENT   ADJUSTMENT    OTHER         LOSS
                      -----------   ----------   -------   -------------
Balance at
   December 31, 2003  $   (83,906)  $  (53,826)  $ 1,641   $    (136,091)
Year-to-date change        (4,224)          --       875          (3,349)
                      -----------   ----------   -------   -------------
Balance at
   March 28, 2004     $   (88,130)  $  (53,826)  $ 2,516   $    (139,440)
                      ===========   ==========   =======   =============

           The cumulative tax benefit of the Minimum Pension Liability Adjustments was $25,312 at March 28, 2004 and December 31, 2003. Additionally, the deferred tax liability of Other items was $1,254 and $940 at March 28, 2004 and December 31, 2003, respectively.

                             SONOCO PRODUCTS COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             (Dollars and shares in thousands except per share data)
                                   (unaudited)

NOTE 6:    GOODWILL AND OTHER INTANGIBLE ASSETS

           Goodwill

           A summary of the changes in goodwill for the quarter ended March 28, 2004 is as follows:

                                ENGINEERED
                                 CARRIERS     CONSUMER    PACKAGING
                                AND PAPER     PACKAGING    SERVICES  ALL OTHER
                                 SEGMENT       SEGMENT     SEGMENT     SONOCO      TOTAL
                               -----------   ----------   ---------  ---------   ----------
Balance as of January 1, 2004  $   151,469   $  165,376   $   1,263  $  65,846   $  383,954
Foreign currency translation          (102)      (1,115)         64         (9)      (1,162)
                               -----------   ----------   ---------  ---------   ----------
Balance as of March 28, 2004   $   151,367   $  164,261   $   1,327  $  65,837   $  382,792
                               ===========   ==========   =========  =========   ==========

           Other Intangible Assets

           A summary of other intangible assets as of March 28, 2004 and December 31, 2003 is as follows:

                        March 28, 2004         December 31, 2003
                   -----------------------   ----------------------
                     GROSS                    GROSS
                    CARRYING  ACCUMULATED    CARRYING  ACCUMULATED
                     AMOUNT   AMORTIZATION    AMOUNT   AMORTIZATION
                   ---------  ------------   --------  ------------
Patents            $   3,268  $     (2,626)  $  3,268  $     (2,564)
Customer lists        38,223        (5,127)    38,223        (4,630)
Land use rights        5,873        (1,999)     5,873        (1,963)
Supply agreements      5,261        (4,030)     5,261        (3,715)
Other                  6,404        (2,978)     6,404        (2,756)
                   ---------  ------------   --------  ------------
      Total        $  59,029  $    (16,760)  $ 59,029  $    (15,628)
                   =========  ============   ========  ============

           Aggregate amortization expense on intangible assets was $1,132 and $971 for the three months ended March 28, 2004 and March 30, 2003, respectively. Amortization expense on the other intangible assets identified in the table above is expected to approximate $3,800 in 2004, $3,800 in 2005, $3,500 in 2006, $3,200 in 2007 and $3,000 in
           2008. Other intangible assets are included in "Other Assets" on the Company's Condensed Consolidated Balance Sheets.

NOTE 7:    DIVIDEND DECLARATIONS

           On February 4, 2004, the Board of Directors declared a regular quarterly dividend of $0.21 per share. This dividend was paid March 10, 2004 to all shareholders of record as of February 20, 2004.

           On April 21, 2004, the Board of Directors declared a regular quarterly dividend of $0.22 per share, payable June 10, 2004 to all shareholders of record as of May 21, 2004.

NOTE 8:    STOCK PLANS

           As permitted by Statement of Financial Accounting Standards No. 123, 'Accounting for Stock-Based Compensation' (FAS 123), the Company has elected to account for its stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board
           (APB) Opinion No. 25, 'Accounting for Stock Issued to Employees,' and its related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Compensation cost for performance stock options is recorded based on the quoted market price of the Company's stock at the end of the period.

                             SONOCO PRODUCTS COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             (Dollars and shares in thousands except per share data)
                                   (unaudited)

           The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FAS 123 to stock-based employee compensation.

                                                                   Three Months Ended
                                                             -------------------------------
                                                             MARCH 28, 2004   MARCH 30, 2003
                                                             --------------   --------------
Net income, as reported                                      $       36,840   $       28,998
Add: Stock-based employee compensation cost,
   net of related tax effects, included in
   net income, as reported                                              399              224
Deduct: Total stock-based employee compensation expense
   determined under fair value based method for all awards,
   net of related tax effects                                        (1,243)          (1,425)
                                                             --------------   --------------
Proforma net income                                          $       35,996   $       27,797
                                                             ==============   ==============

Earnings per share:
   Basic - as reported                                       $         0.38   $         0.30
   Basic - proforma                                          $         0.37   $         0.29
   Diluted - as reported                                     $         0.38   $         0.30
   Diluted - proforma                                        $         0.37   $         0.29

NOTE 9:    EMPLOYEE BENEFIT PLANS

           The Company provides non-contributory defined benefit pension plans for substantially all of its United States and certain of its Mexico employees, as well as postretirement healthcare and life insurance benefits to the majority of its retirees and their eligible dependents in the United States and Canada. Effective January 1, 2004, the Company established a defined contribution plan for all new U.S. employees. The defined benefit plans discussed above remain in place for all U.S. employees whose employment with the Company began prior to January 1, 2004. The Company also sponsors contributory pension plans covering the majority of its employees in the United Kingdom and Canada.

           The components of net periodic benefit cost include the following:

                                           Three Months Ended
                                    -------------------------------
                                    MARCH 28, 2004   MARCH 30, 2003
                                    --------------   --------------
RETIREMENT PLANS
Service cost                        $        5,925   $        5,052
Interest cost                               14,267           12,942
Expected return on plan assets             (16,490)         (13,823)
Amortization of net transition
   (asset) obligation                          150              144
Amortization of prior service cost             363              416
Amortization of net actuarial
   (gain) loss                               5,242            5,556
                                    --------------   --------------
   Net periodic benefit cost        $        9,457   $       10,287
                                    ==============   ==============

                             SONOCO PRODUCTS COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             (Dollars and shares in thousands except per share data)
                                   (unaudited)

RETIREE HEALTH AND LIFE INSURANCE
   PLANS
Service cost                        $        1,281   $        1,090
Interest cost                                2,932            2,877
Expected return on plan assets                (880)            (913)
Amortization of prior service cost          (1,529)          (1,645)
Amortization of net actuarial loss           2,448            2,257
                                    --------------   --------------
   Net periodic benefit cost        $        4,252   $        3,666
                                    ==============   ==============

           During the three months ended March 28, 2004, the Company made voluntary contributions of $7,900 to its retirement and retiree health and life insurance plans. The Company anticipates that it will make additional voluntary contributions of approximately $15,000 to these plans in 2004.

           On December 8, 2003, President Bush signed into law the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the "Act"). The Act expands Medicare, primarily by adding a prescription drug benefit for Medicare-eligibles starting in 2006. The Act provides employers currently sponsoring prescription drug programs for Medicare-eligibles with a range of options for coordinating with the new government-sponsored program to potentially reduce program cost. These options include supplementing the government program on a secondary payor basis or accepting a direct subsidy from the government to support a portion of the cost of the employer's program.

           Paragraph 40 of Statement of Financial Accounting Standards No. 106, 'Employers' Accounting for Postretirement Benefits Other Than Pensions' (FAS 106), requires that presently enacted changes in law impacting employer-sponsored retiree health care programs which take effect in future periods be considered in current-period measurements for benefits expected to be provided in those future periods. Therefore, under FAS 106 guidance, measures of plan liabilities and annual expense on or after the date of enactment should reflect the effects of the Act.

           Pursuant to guidance under FASB Staff Position 106-1, however, the Company has chosen to defer recognition of the potential effects of the Act in these disclosures. Therefore, the retiree health obligations and costs reported in these financial statements or accompanying notes do not yet reflect any potential impact of the Act. Specific, authoritative guidance on the accounting for the government subsidy is pending, and that guidance, when issued, could require the Company to change previously reported information.

NOTE 10:   NEW ACCOUNTING PRONOUNCEMENTS

           In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46, 'Consolidation of Variable Interest Entities - an interpretation of ARB 51' (FIN 46). FIN 46 addresses when a company should include in its financial statements the assets, liabilities and activities of a variable interest entity. It defines variable interest entities as those entities with a business purpose that either do not have equity investors with voting rights in proportion to such investors' equity, or have investors that do not provide financial resources in proportion to such investors' equity for the entity to support its activities and have equity investors that lack a controlling financial interest. FIN 46 also requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. FIN 46 consolidation requirements apply immediately to variable interest entities created or obtained after January 31, 2003, but this had no impact on the Company's 2003 financial statements. A modification to FIN 46 (FIN 46R) was released on December 17, 2003. FIN 46R delayed the

                             SONOCO PRODUCTS COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             (Dollars and shares in thousands except per share data)
                                   (unaudited)

           effective date for variable interest entities created before February 1, 2003, with the exception of special-purpose entities, until the first fiscal year or interim period after December 15, 2003. As of January 1, 2004, the Company adopted FIN 46R. In conjunction with this adoption, the Company performed an evaluation of variable interest entities in which it has an ownership, contractual or other monetary interest and adopted FIN 46R. The adoption of FIN 46R did not have a material effect on the Company's Condensed Consolidated Financial Statements.

NOTE 11:   FINANCIAL SEGMENT INFORMATION

           The Company has determined that it will change its reportable segments on a prospective basis beginning with the third quarter of 2004. Accordingly, the Company has changed its disclosure of segment information for the three months ended March 28, 2004 and March 30, 2003 to conform to the new segment reporting. The changes to the financial statements for the three months ended March 28, 2004 and March 30, 2003 relate solely to the presentation of segment specific disclosures and had no impact on the condensed consolidated balance sheets, statements of income or statements of cash flows. Other financial statement footnotes affected by this change in segment reporting include Note 4 - Restructuring Programs and Note 6 - Goodwill and Intangible Assets.

           Previously, the Company reported its results in two segments, Industrial Packaging and Consumer Packaging. As presented below, the Company will now report results in three segments, Engineered Carriers and Paper, Consumer Packaging and Packaging Services. Sonoco will report certain smaller operations as All Other Sonoco.

           The Engineered Carriers and Paper segment includes the following products: high-performance paper and composite engineered carriers; paperboard; and, fiber-based construction tubes and forms. The Consumer Packaging segment includes the following products: round and shaped rigid packaging, both composite and plastic; printed flexible packaging; and, metal and plastic ends and closures. The Packaging Services segment provides the following services: packaging fulfillment; product handling; brand management; and, supply chain management. The Packaging Services segment also includes the production of folding cartons. All Other Sonoco represents the activities and businesses of the Company's consolidated subsidiaries that do not meet the aggregation criteria outlined in Statement of Financial Accounting Standards No. 131, 'Disclosures about Segments of an Enterprise and Related Information' (FAS 131) and therefore cannot be combined with other operating segments into a reportable segment. All Other Sonoco includes the following products: wooden, metal and composite reels for wire and cable packaging; molded plastics; custom designed protective packaging; adhesives; machinery manufacturing; and specialty packaging.

           The following table sets forth net sales and operating profit for the Company's financial segments. Operating profit at the segmental level is defined as "Income before interest and income taxes" on the Company's Condensed Consolidated Statements of Income adjusted for restructuring charges, which are not allocated to the financial segments.

                             SONOCO PRODUCTS COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             (Dollars and shares in thousands except per share data)
                                   (unaudited)

                    FINANCIAL SEGMENT INFORMATION (Unaudited)

                                                 Three Months Ended
                                          -------------------------------
                                          MARCH 28, 2004   MARCH 30, 2003
                                          --------------   --------------
Net Sales:
   Engineered Carriers and Paper          $      313,488   $      293,849
   Consumer Packaging                            256,405          252,368
   Packaging Services                             53,073           45,331
   All Other Sonoco                               72,450           64,932
                                          --------------   --------------
   Consolidated                           $      695,416   $      656,480
                                          ==============   ==============

Income before income taxes:
   Engineered Carriers and Paper -
     Operating Profit                     $       20,747   $       25,126
   Consumer Packaging - Operating Profit          17,853           21,346
   Packaging Services - Operating Profit           5,486            2,201
   All Other Sonoco - Operating Profit             7,001            4,857
   Restructuring charges                          (1,328)          (1,137)
   Interest, net                                  (8,748)         (12,283)
                                          --------------   --------------
   Consolidated                           $       41,011   $       40,110
                                          ==============   ==============

           Prior year information has been restated to exclude the impact of the Company's High Density Film business, which has been reclassified as discontinued operations on the Condensed Consolidated Statements of Income.

NOTE 12:   COMMITMENTS AND CONTINGENCIES

           The Company is a party to various legal proceedings incidental to its business and is subject to a variety of environmental and pollution control laws and regulations in all jurisdictions in which it operates. As is the case with other companies in similar industries, the Company faces exposure from actual or potential claims and legal proceedings. The Company cannot currently determine the final outcome of the proceedings described below or the ultimate amount of potential losses. Pursuant to Statement of Financial Accounting Standards No. 5, 'Accounting for Contingencies' (FAS 5), management records accruals for estimated losses at the time that information becomes available indicating that losses are probable and that the amounts are reasonably estimable. Accrued amounts are not discounted. Although the level of future expenditures for legal and environmental matters is impossible to determine with any degree of probability, it is management's opinion that such costs, when finally determined, will not have an adverse material effect on the consolidated financial position of the Company.

           Sonoco-U.S. Paper Lawsuit

           On April 30, 2004, the Company announced that the U.S. District Court for the Southern District of Ohio had entered a judgment against its subsidiary, Sonoco-U.S. Paper, and the Company in the amount of $3,750 in a case involving alleged trade secrets of the plaintiff. Although not covered by the judgment, the plaintiff may also make claim for certain litigation expenses. While the Company is currently considering what legal steps to take with respect to this judgment, during the first quarter of 2004, it accrued approximately $5,500 related to this legal proceeding.

           Environmental Matters

           The Company has been named as a potentially responsible party at several environmentally contaminated sites not owned by the Company. These regulatory actions and a small number of private party lawsuits represent the Company's largest potential environmental liabilities. As of March 28, 2004 and December 31, 2003, the Company had accrued $3,909 and $3,967, respectively, related to environmental contingencies. Due to the complexity of determining clean-up costs associated with the sites, a reliable estimate of the ultimate cost to the Company cannot be determined. Furthermore, all of the sites are also the responsibility of other parties. The Company's

                             SONOCO PRODUCTS COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             (Dollars and shares in thousands except per share data)
                                   (unaudited)

           liability, if any, is shared with such other parties, but the Company's share has not been finally determined in most cases. In some cases, the Company has cost-sharing agreements with other potentially responsible parties with respect to a particular site. Such agreements relate to the sharing of legal defense costs or clean-up costs, or both. The Company has assumed, for purposes of estimating amounts to be accrued, that the other parties to such cost-sharing agreements will perform as agreed. It appears that final resolution of some of the sites is years away. Accordingly, a reliable estimate of the ultimate cost to the Company with respect to such sites cannot be determined.

NOTE 13:   SUBSEQUENT EVENTS

           European Joint Venture

           On April 19, 2004, the Company announced that it had signed a definitive agreement with Ahlstrom Corporation, Helsinki, Finland ("Ahlstrom") to combine each of the companies' respective European paper-based tube/core and coreboard operations into a joint venture that will operate under the name Sonoco-Alcore S.a.r.l. The Company, which will contribute to the joint venture ownership positions in 25 tube and core plants and six paper mills, will hold a 64.5% interest in the joint venture. Ahlstrom, a leader in high-performance fiber-based materials serving niche markets worldwide, will contribute 15 tube and core plants and one paper mill to the joint venture and will hold a 35.5% interest in it. Total sales in 2003 for the properties being contributed by the Company and Ahlstrom to this joint venture were approximately $235,000 and $102,000, respectively. This joint venture is expected to be finalized by the end of the third quarter of 2004.

           Following an initial two and one-half year standstill period and subject to certain conditions, Ahlstrom will have the right to require (through a put option arrangement) the Company to buy the shares not owned by the Company at any time over the next three and one-half years. During the seventh year, the Company will have the right to purchase the shares (through a call option arrangement). The price of the share purchase will be determined using a formula related to an earnings multiple at the time such shares might be put or called.

           In a separate but related transaction, the Company has signed an agreement to purchase 100% of Ahlstrom's Chinese paper tube/core operation in Shouguang to serve the rapidly growing Chinese market for paper mill cores. This operation will not be part of the joint venture.

           Acquisition of CorrFlex Graphics

           On April 29, 2004, the Company announced that it had signed a definitive agreement to acquire CorrFlex Graphics, LLC ("CorrFlex") for an all-cash purchase price of approximately $250,000. CorrFlex, which is privately held, is one of the nation's largest point-of-purchase display companies. The acquisition is expected to be moderately accretive in the first year and is expected to generate sales on an annualized basis of approximately $200,000 for 2004. The acquisition will be known as Sonoco CorrFlex and is expected to close by the end of the second quarter of 2004.